                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

MAY 28, 1999 (Date of earliest event reported) Commission file number: 001-13171


                             EVERGREEN RESOURCES, INC.
               (Exact name of registrant as specified in its charter)

  COLORADO                                               84-0834147
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)


                            1401 17TH STREET, SUITE 1200
                               DENVER, COLORADO 80202
                      (Address of principal executive offices)
                                     (Zip code)


                                   (303) 298-8100
                (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         Evergreen Resources, Inc. has commenced a public offering of 2,500,000 shares of its common stock, plus up to an additional 375,000 shares to cover any over-allotments. The offering is being lead-managed by Prudential Securities and co-managed by A. G. Edwards & Sons, Inc., Howard Weil, Labouisse, Friedrichs Incorporated and Hanifen, Imhof, Inc. Proceeds of the offering will be used to repay debt and fund the further development of the Company's Raton Basin natural gas properties and for other general corporate purposes. The shares are part of a shelf registration statement declared effective by the Securities and Exchange Commission on May 24, 1999 relating to the issuance from time to time of equity and debt securities having a maximum aggregate offering price of $150 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          The following exhibits are filed herewith:

          Exhibit No.              Description of Exhibit
          -----------              -----------------------
           23.1               Consent of BDO Seidman, LLP
           23.2               Consent of Resource Services International, Inc.
           23.3               Consent of Netherland, Sewell & Associates, Inc.


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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              Evergreen Resources, Inc.

                              By: /s/ Kevin R. Collins
                                  -----------------------------------
                                  Kevin R. Collins
                                  Vice President and Chief Financial Officer

Date:     May 28, 1999